Exhibit 3 (ii)

AMENDED AND RESTATED BY-LAWS
OF
THE L. S. STARRETT COMPANY

SECTION 1.
ARTICLES OF ORGANIZATION

    The name and purposes of the corporation shall be as set forth in the articles of organization. These by-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regards thereto, if any, as are set forth in the articles of organization as from time to time in effect.

SECTION 2.
STOCKHOLDERS

    2.1  Annual Meeting.  The annual meeting of the stockholders shall be held at two o'clock in the afternoon on the third Wednesday of October in each year, unless a different date or time is fixed by the president or the directors.  If that day be a legal holiday at the place where the meeting is to be held, the meeting shall be held on the next succeeding day not a legal holiday at such place. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the articles of organization or by these by-laws, may be specified by the president or by the directors.

    2.2  Special Meeting in Place of Annual Meeting.  If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.  Any such special meeting shall be called as provided in Section 2.3.

    2.3  Special Meeting.  A special meeting of the stockholders may be called at any time by the president or by the directors.  Each call of a meeting shall state the place, date, hour and purposes of the meeting.

    2.4  Place of Meeting.  All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or at such other place as shall be fixed by the president or the directors.  Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

    2.5  Notice of Meetings.  A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the articles of organization or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation.  Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors.  No notice of any meeting of stockholders need be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

    2.6  Quorum of Stockholders.  At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except that if two or more classes or series of stock are entitled to vote as separate classes or series, then in the case of each such class or series a quorum as to any matter shall consist of a majority of the votes of that class or series entitled to be cast on the matter, and except where a larger quorum is required by law, by the articles of organization or by these by-laws.

    2.7  Action by Vote.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of organization or by these by-laws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

    2.8  Voting.  Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the articles of organization.  The corporation shall not, directly or indirectly, vote any share of its own stock.  The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the corporation.  The provisions of Chapter 110F of the Massachusetts General Laws shall not apply to the corporation.

    2.9  Proxies.  Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

    2.10  Notice of Business.  At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section.  For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) (i) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this by-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (d) any other material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the by-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

SECTION 3.
BOARD OF DIRECTORS

    3.1  Number.  The number of directors which shall constitute the whole board shall be determined from time to time by vote of a majority of the directors then in office, provided that the number thereof may not be less than three nor more than eleven.  No director need be a stockholder.

    3.2  Election and Tenure.  The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with one class to be elected at each annual meeting of stockholders.  Each class shall hold office until its successors are elected and qualified.  If the number of directors is changed by the directors, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.  At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    3.3  Powers.  Except as reserved to the stockholders by law, by the articles of organization or by these by-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation.  In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the articles of organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

    3.4  Committees.  The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the articles of organization or by these by-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the directors.

    3.5  Regular Meetings.  Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

    3.6  Special Meetings.  Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the president or by two or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or, if there be none, by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

    3.7 Participation in Meetings By Conference Telephone or Other Communications Equipment; Notice. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

    3.8  Quorum.  At any meeting of the directors a majority of the directors then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

    3.9  Action by Vote.  When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the articles of organization or by these by-laws.

    3.10  Action by Writing.  Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if a written consent thereto is signed by all the directors and such written consent is filed with the records of the meetings of the directors.  Such consent shall be treated for all purposes as a vote at a meeting.

    3.11  Nomination of Directors.  Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the meeting; provided, however, that in the event that less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933, as amended, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this by-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.  No person shall be eligible to serve as a Director of the corporation unless nominated in accordance with the procedures set forth in this by-law and any person nominated to serve as a Director shall not serve as a director on more than three board of directors of business corporations (including this corporation).  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

SECTION 4.
OFFICERS AND AGENTS

    4.1  Enumeration:  Qualification.  The officers of the corporation shall be a president, a treasurer, a clerk, and such other officers, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion elect or appoint.  The corporation may also have such agents, if any, as the incorporators at their initial meeting or the directors from time to time may in their discretion appoint. Any officer may be but none need be a director or stockholder.  The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process.  Any two or more offices may be held by the same person.

    4.2  Powers.  Subject to law, to the articles of organization and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

    4.3  Election.  The president, the treasurer and the clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders.  Other officers, if any, may be elected or appointed by the board of directors at said meeting or at any other time.

    4.4  Tenure.  Except as otherwise provided by law or by the articles of organization or by these by-laws, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his authority at the pleasure of the directors.

    4.5(a)  Chief Executive Officer. The chief executive officer of the corporation shall be the chairman of the board, if any, the president or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation.  If no such designation is made, the president shall be the chief executive officer.  Unless the board of directors otherwise specifies, if there is no chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

    4.5(b)  Chairman of the Board.  If the Board elects to have a chairman of the board of directors, he shall have the duties and powers specified in these by-laws and shall have such other duties and powers as may be determined by the directors.  Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

    4.5(c)  President and Vice Presidents.  The president shall have the duties and powers specified in these by-laws and shall have such other duties and powers as may be determined by the directors.

    Any vice president shall have such duties and powers as shall be designated from time to time by the directors.

    4.6  Treasurer and Assistant Treasurers.  The treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors or by the president.

    Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.

    4.7  Clerk  and Assistant Clerks.  The clerk shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to the inspection of any stockholder.  In the absence of the clerk from any meeting of stockholders, an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each.  If no secretary is elected, the clerk shall  keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof.

    Any assistant clerk shall have such duties and powers as shall be designated from time to time by the directors.

    4.8  Secretary and Assistant Secretaries.  If a secretary is elected, he shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

    Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the directors.

SECTION 5.
RESIGNATIONS AND REMOVALS

    Any director or officer may resign at any time by delivering his resignation in writing to the president, the treasurer or the clerk or to a meeting of the directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  A director (including persons elected by directors to fill vacancies in the board) may be removed from office only for cause (a) by the vote of the holders of a majority of the total number of votes of the then outstanding shares entitled to vote generally in the election of directors, provided that the directors of a class elected by the holders of a particular class of stockholders may be removed only by affirmative vote of a majority of the total number of votes of the then outstanding shares of such class, or (b) by the vote of a majority of the directors then in office.  For the purposes of this Section 5, "cause" shall mean (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation.  The directors may remove any officer elected by them with or without cause by the vote of the directors then in office.  A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.  No director or officer resigning, and (except where a right to receive compensation shall be expressly provided in a fully authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6.
VACANCIES

    Any vacancy and newly-created directorships in the board of directors, whether resulting from an increase in the size of the board of directors, from the death, resignation, disqualification or removal of a director, or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.  If the office of the president or the treasurer or the clerk becomes vacant, the directors may elect a successor by a vote of a majority of the directors then in office. If the office of any other officer becomes vacant, the directors may elect or appoint a successor by vote of a majority of the directors present. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the clerk, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

SECTION 7.
CAPITAL STOCK

    7.1  Number and Par Value.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the articles of organization.

    7.2  [Reserved].

    7.3  Stock Certificates.  The Board of Directors may authorize the issue without certificates of some or all of the shares of any or all of the corporation's classes or series of stock. Except to the extent the Board of Directors has determined to issue shares without certificates, a shareholder shall be entitled to a certificate stating the number, the class and the designation of the series, if any, of the shares the certificate represents, in such form as shall, in conformity with law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed (a) by the chairman of the Board of Directors, the president or a vice president and (b) by the treasurer or an assistant treasurer or the clerk or an assistant clerk. Such signatures may be facsimiles. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

    7.4  Loss of Certificates.  In the case of the alleged  loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.

SECTION 8.
TRANSFER OF SHARES OF STOCK

    8.1  Transfer on Books.  Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

    It shall be the duty of each stockholder to notify the corporation of his post office address.

    8.2  Record Date and Closing Transfer Books.  The directors y fix in advance a time, which shall not be more than 60 days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any such purposes close the transfer books for all or any part of such period.

SECTION 9.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization or who serve at its request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter related to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan: provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.  The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

    Expenses, including but not limited to counsel fees and disbursements, incurred by any director or officer in defending any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition of such action, suit or other proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section, which undertaking may be accepted without reference to the financial ability of such person to make repayments.

    If in an action, suit or other proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages whether because that director is relieved of personal liability under the exculpatory provisions of Article 6.8 of the Articles of Organization of the corporation or otherwise, that director shall be deemed to have met the standard of conduct required for, and consequently shall be entitled to, indemnification for expenses reasonably incurred in the defense of such action, suit or other proceeding.

SECTION 10.
CORPORATE SEAL

    The seal of the corporation shall, subject to alteration by the directors, consist of the name of the corporation and the words "Athol, Mass., U.S.A.", arranged in circular form in the outside circle of a die, and the words "Corporate Seal" and a representation of a square, caliper and micrometer gage combined, in the inside of the circle.

SECTION 11.
EXECUTION OF PAPERS

    Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by one of the vice presidents or by the treasurer.

SECTION 12.
FISCAL YEAR

    Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall end on the  thirtieth day of June in each year.

SECTION 13.
AMENDMENTS

    These by-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders, or if there shall be two or more classes or series of stock entitled to vote on the question, by vote of each such class or series. These by-laws may also be altered, amended or repealed by vote of the majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors or affects the powers of directors or officers to contract with the corporation, nor any action to amend this Section 13, and except that the directors shall not take any action unless permitted by law.

    Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.